Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to ordinary shares, par value US$0.0001 per share, of Concord Medical Services Holdings Limited, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of December 6, 2013.

Jianyu Yang

/s/ Jianyu Yang

Shanghai Hui Fu Science and Technology Development Co., Ltd.

By:	/s/ Jianyu Yang
Name:	Jianyu Yang
Title:	Director

Cherrylane Investments Limited

By:	/s/ Jianyu Yang
Name:	Jianyu Yang
Title:	Director

Daketala International Investment Holdings Ltd.

By:	/s/ Jianyu Yang
Name:	Jianyu Yang
Title:	Director

Zheng Cheng

/s/ Zheng Cheng

CZY Investments Limited

By:	/s/ Zheng Cheng
Name:	Zheng Cheng
Title:	Director

Shanghai Jian Qian Science and Technology Development Co., Ltd.

By:	/s/ Zheng Cheng
Name:	Zheng Cheng
Title:	Director

Bluestone Holdings Limited

By:	/s/ Zheng Cheng
Name:	Zheng Cheng
Title:	Director

Morgancreek Investment Holdings Limited

By:	/s/ Jianyu Yang
Name:	Jianyu Yang
Title:	Director